Figma Announces Second Quarter 2026 Financial Results
Q2 revenue grew 48% year-over-year to $370.1 million, the third straight quarter of accelerated year-over-year growth. GAAP and non-GAAP gross profit year-over-year growth accelerated to 40%.

Code Layers, the Figma agent, and new creative capabilities expand the surface for AI consumption and what teams can create in Figma.

Figma raises full year revenue guidance, reflecting sustained seat expansion and AI adoption.

San Francisco, CA – August 5, 2026 – Figma, Inc. (NYSE:FIG) announced financial results today for its second quarter ended June 30, 2026.

“Q2 was Figma’s third straight quarter of accelerated revenue growth, and as code gets commoditized and value moves up the stack, the opportunity ahead of us has only grown,” said Dylan Field, Figma's CEO. “By bringing code, new creative capabilities, and agents directly to the canvas, we’re increasing the surface for AI consumption in Figma and expanding the possibilities for what teams can create on our platform. Figma is building the canvas for full-stack creation: one place where anyone can reach for the tool they need to express their vision exactly as they imagine it.”

“Q2 was a record quarter and our first full quarter of AI credit monetization,” said Praveer Melwani,
Figma’s CFO. “Revenue grew 48% year-over-year, accelerating for the third consecutive quarter, and gross profit growth accelerated alongside it. Net Dollar Retention Rate remained strong at 136% as customers expanded both seats and AI credit add-ons. The strength of these signals gives us the confidence to raise our full year revenue outlook while continuing to invest behind the products we introduced at Config.”

Second Quarter 2026 Financial Highlights:
•Revenue was $370.1 million, up 48% year-over-year and above the range of Figma’s previously issued second quarter guidance. Year-over-year revenue growth accelerated for the third sequential quarter.
•GAAP gross profit was $309.6 million; GAAP gross margin was 84%. Non-GAAP gross profit was $314.0 million; non-GAAP gross margin was 85%. Year-over-year growth for GAAP and non-GAAP gross profit accelerated to 40%.
•GAAP loss from operations was $(117.3) million; GAAP operating margin was (32)%. Non-GAAP operating income was $36.1 million; non-GAAP operating margin was 10%. GAAP and non-GAAP operating income were impacted by the increased investment in sales and marketing spend related to Figma’s annual user conference, Config.
•Net cash provided by operating activities was $60.9 million; operating cash flow margin was 16%. Free Cash Flow was $53.2 million; Free Cash Flow Margin was 14%.
•GAAP net loss was $(112.2) million and non-GAAP net income was $42.6 million.
•GAAP net loss per share, basic and diluted was $(0.21) and non-GAAP net income per share, basic and diluted was $0.08.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of June 30, 2026.

Recent Business & Product Highlights:

•Net Dollar Retention Rate was 136% as of June 30, 2026.
•15,964 Paid Customers with more than $10,000 in ARR as of June 30, 2026, growing 34% year-over-year.
•1,635 Paid Customers with more than $100,000 in ARR as of June 30, 2026, growing 46% year-over-year.
•As of June 30, 2026, over 80% of Paid Customers with more than $10,000 in ARR were consuming AI credits weekly.
•Hosted Config, Figma’s annual user conference, which brought over 10,000 designers, product builders, and executive leaders from the world’s leading companies to San Francisco.
•Announced Code Layers, which brings the power of Figma Make to the Figma design canvas. With Code Layers, teams can turn static designs into interactive, code-backed prototypes that can be edited in code or manipulated visually. Also introduced the ability for teams to work directly in their production codebase with Figma Make.
•Introduced new expressive capabilities on the canvas such as Motion, Shaders, and 3D Transforms; also shipped Figma Weave Tools, which turn complex AI image and video generation workflows into re-usable tools on the canvas. Together, these new capabilities expand the types of work that can happen on Figma.
•Launched the Figma agent, a first-party agent that’s built into the canvas, fluent in Figma, and increasingly powered by Figma’s first-party model. The Figma agent handles everything from automating repetitive tasks to generating motion animations and shaders; as of July 31, 2026, over 50% of Paid Customers with more than $10,000 in ARR were already using the Figma agent on a weekly basis.
◦Introduced Skills, a way for teams to teach the Figma agent their own processes, governance standards, and best practices, and generative plugins, which allow teams to build custom internal tools by simply prompting the Figma agent.

Third Quarter and Full Year 2026 Outlook:
Based on information as of today, Figma is providing the following guidance:
•Third Quarter 2026 Outlook:
•Revenue between $373.0 million and $375.0 million, implying 36% year-over-year growth at the midpoint of the range.
•Full Year 2026 Outlook:
•Revenue between $1.463 billion and $1.467 billion, implying 39% year-over-year growth at the midpoint of the range and a raise of $40.0 million to Figma’s previously issued guidance.
•Non-GAAP operating income between $125.0 million and $135.0 million, representing a non-GAAP operating margin of 9% at the midpoint of the range.

Conference Call Details:
Figma will host a conference call today, August 5, 2026, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the second quarter of 2026 and outlook for the third quarter and full year 2026. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2026/Figma-Q2-2026-Earnings-Call/default.aspx. Figma will provide a written version of the prepared remarks portion of the call on Figma’s investor relations website (https://investor.figma.com) before the call begins. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

About Figma
Figma is where teams design and build the world’s best digital products. Founded in 2012, Figma’s canvas brings teams, agents, code and design together to go from idea to shipped product, all in one place. Whatever you’re building, Figma makes your workflow more collaborative and efficient—while keeping everyone on the same page.

Figma, the Figma logo, and other registered or common law trade names, trademarks, or service marks of Figma appearing in this press release are the property of Figma, Inc. All third-party trademarks and trade names appearing in this press release are the property of their respective owners. The use of such trademarks and trade names is for identification purposes only and does not imply any affiliation with, endorsement of, or sponsorship by their respective owners.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the third quarter of 2026 and full year 2026, Figma’s business strategy and plans, Figma’s expectations regarding opportunity, customer adoption, growth, and expansion, Figma’s expectations regarding AI products, features, and monetization, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Figma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed or to be filed with the SEC on August 5, 2026, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income attributable to common stockholders, non-GAAP net income attributable to common stockholders considering potentially dilutive securities, and non-GAAP net income per share, basic and diluted. Certain of these non-GAAP financial measures exclude stock-based compensation expense, amortization of stock-based compensation expense included in capitalized internal use software development costs, employer payroll taxes on employee stock transactions, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including equity investment (gains) losses, net, remeasurement (gains) losses on digital assets, non-current, net, and impairment losses on long-lived assets. The tax rate used to compute income tax effects and adjustments is Figma’s blended current expected effective tax rate, based on tax legislation currently in effect, and is subject to change based on various factors, including but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures provide useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this press release. Figma has not reconciled its outlook as to non-GAAP operating income and non-GAAP operating margin to their most directly comparable GAAP measures because certain items that impact non-GAAP operating income and non-GAAP operating margin are out of Figma’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating income and non-GAAP operating margin are not available without unreasonable effort.

Certain Definitions
Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma calculates Paid Customers with more than $10,000 in ARR consuming AI credits on a weekly basis for a given quarter using the week with the highest number of such users in the quarter.

Additional terms are defined in Figma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed or to be filed with the SEC on August 5, 2026.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$370,083	$249,640	$703,522	$477,839
Cost of revenue(1)	60,472	27,889	129,138	47,341
Gross profit	309,611	221,751	574,384	430,498
Operating expenses(1):
Research and development	167,329	83,052	340,303	152,977
Sales and marketing	154,856	97,701	280,424	166,541
General and administrative	104,715	38,922	208,344	69,155
Total operating expenses	426,900	219,675	829,071	388,673
Income (loss) from operations	(117,289)	2,076	(254,687)	41,825
Other income, net	7,614	36,978	3,289	44,252
Income (loss) before income taxes	(109,675)	39,054	(251,398)	86,077
Provision for income taxes	2,477	10,827	3,155	12,968
Net income (loss)	$(112,152)	$28,227	$(254,553)	$73,109
Less: net income attributable to participating securities	—	(27,381)	—	(51,332)
Net income (loss) attributable to common stockholders	$(112,152)	$846	$(254,553)	$21,777
Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$(0.21)	$—	$(0.48)	$0.10
Net income (loss) per share, diluted	$(0.21)	$—	$(0.48)	$0.10
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, basic	527,460	215,062	525,542	214,973
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, diluted	527,460	231,702	525,542	231,386
__________________
(1) Includes stock-based compensation, net of amounts capitalized, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$2,036	$218	$7,117	$218
Research and development	61,777	5,939	140,802	6,136
Sales and marketing	18,815	544	39,765	544
General and administrative	64,926	609	128,868	609
Total	$147,554	$7,310	$316,552	$7,507

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$445,845	$403,469
Digital assets, current	15,820	15,575
Marketable securities	1,221,293	1,252,474
Accounts receivable, net	190,876	247,915
Prepaid expenses and other current assets	103,206	85,267
Total current assets	1,977,040	2,004,700
Property and equipment, net	38,321	19,996
Intangible assets, net	13,371	19,083
Digital assets, non-current	10,115	15,116
Goodwill	101,396	101,396
Operating lease right-of-use assets	62,320	57,411
Restricted cash	9,800	9,799
Other assets	138,911	120,706
Total assets	$2,351,274	$2,348,207
Liabilities and stockholders’ equity
Accounts payable	$26,149	$4,502
Accrued and other current liabilities	91,557	66,535
Accrued compensation and benefits	53,528	107,105
Operating lease liabilities, current	8,661	2,630
Deferred revenue	626,783	595,334
Total current liabilities	806,678	776,106
Operating lease liabilities, non-current	59,090	55,845
Other non-current liabilities	7,599	5,615
Total liabilities	873,367	837,566
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	3,178,403	2,950,007
Accumulated other comprehensive income (loss)	(2,574)	4,003
Accumulated deficit	(1,697,926)	(1,443,373)
Total stockholders’ equity	1,477,907	1,510,641
Total liabilities and stockholders’ equity	$2,351,274	$2,348,207

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$(112,152)	$28,227	$(254,553)	$73,109
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,226	3,611	10,323	5,132
Non-cash operating lease costs	6,286	4,594	10,873	8,699
Stock-based compensation, net of amounts capitalized	147,554	7,310	316,552	7,507
Amortization of deferred commissions	6,984	4,992	13,495	9,698
Net accretion of discounts on available-for-sale securities	(2,259)	(4,135)	(4,733)	(8,981)
Unrealized (gains) losses on equity investments, net	4,408	(22,121)	20,019	(13,855)
Remeasurement loss on digital assets, non-current	1,672	—	5,001	—
Other non-cash adjustments	(680)	1,529	1,802	1,343
Changes in assets and liabilities:
Accounts receivable, net	(2,918)	(12,207)	56,594	5,784
Prepaid expenses and other current assets	(8,592)	6,293	(17,398)	(2,871)
Other assets	(8,886)	(7,837)	(27,075)	(10,271)
Accounts payable	17,405	8,594	21,565	7,711
Accrued and other current liabilities	6,481	4,266	15,938	8,652
Accrued compensation and benefits	387	16,559	(43,635)	19,848
Deferred revenue	(881)	26,511	31,449	51,784
Other non-current liabilities	1,858	(3,731)	1,984	(3,657)
Net cash provided by operating activities	60,893	62,455	158,201	159,632
Cash flows from investing activities:
Purchase of intangible assets	(2,780)	—	(2,780)	—
Capital expenditures	(6,688)	(1,134)	(14,500)	(2,008)
Capitalized internal-use software development costs	(995)	(718)	(1,883)	(2,439)
Cash paid for business combinations, net of cash acquired	—	(21,004)	—	(21,004)
Purchases of marketable securities	(157,710)	(286,827)	(420,646)	(525,632)
Proceeds from maturities of marketable securities	157,052	220,725	345,173	475,836
Proceeds from sales of marketable securities	5,370	44,282	81,119	72,483
Purchase of digital assets	—	(30,000)	—	(30,000)
Other cash flows from investing activities	(500)	(150)	(183)	(811)
Net cash used in investing activities	(6,251)	(74,826)	(13,700)	(33,575)
Cash flows from financing activities:
Payment of deferred offering costs, net of costs reimbursed	—	(3,454)	—	(3,454)
Cash paid for issuance costs on revolving credit facility	—	(1,400)	—	(1,400)
Proceeds from options exercised	18,465	20,311	47,316	20,650
Proceeds from issuance of common stock under employee stock purchase plan	13,205	—	13,205	—
Taxes paid related to net share settlement of equity awards	(45,489)	—	(161,648)	—
Other cash flows from financing activities	100	(12)	(128)	(12)
Net cash provided by (used in) financing activities	(13,719)	15,445	(101,255)	15,784
Change in cash, cash equivalents, and restricted cash	40,923	3,074	43,246	141,841
Cash, cash equivalents, and restricted cash—beginning of period	415,514	629,352	413,191	490,585
Cash, cash equivalents, and restricted cash—end of period	$456,437	$632,426	$456,437	$632,426

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands except percentages; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$309,611	$221,751	$574,384	$430,498
Plus: Stock-based compensation expense	2,036	218	7,117	218
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	308	188	566	274
Plus: Amortization of acquired intangibles from acquisitions	1,909	1,797	5,795	1,797
Plus: Employer payroll taxes on employee stock transactions	135	—	696	—
Non-GAAP gross profit	$313,999	$223,954	$588,558	$432,787
GAAP gross margin	84%	89%	82%	90%
Non-GAAP gross margin	85%	90%	84%	91%

Reconciliation of operating expenses
GAAP research and development	$167,329	$83,052	$340,303	$152,977
Less: Stock-based compensation expense	(61,777)	(5,939)	(140,802)	(6,136)
Less: Employer payroll taxes on employee stock transactions	(2,256)	—	(8,141)	—
Less: Impairment losses on long-lived assets	—	—	(2,371)	—
Non-GAAP research and development	$103,296	$77,113	$188,989	$146,841

GAAP sales and marketing	$154,856	$97,701	$280,424	$166,541
Less: Stock-based compensation expense	(18,815)	(544)	(39,765)	(544)
Less: Employer payroll taxes on employee stock transactions	(703)	—	(4,823)	—
Less: Amortization of acquired intangibles from acquisitions	(125)	(101)	(250)	(101)
Non-GAAP sales and marketing	$135,213	$97,056	$235,586	$165,896

GAAP general and administrative	$104,715	$38,922	$208,344	$69,155
Less: Stock-based compensation expense	(64,926)	(609)	(128,868)	(609)
Less: Employer payroll taxes on employee stock transactions	(392)	—	(3,719)	—
Non-GAAP general and administrative	$39,397	$38,313	$75,757	$68,546

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$(117,289)	$2,076	$(254,687)	$41,825
Plus: Stock-based compensation expense	147,554	7,310	316,552	7,507
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	308	188	566	274
Plus: Employer payroll taxes on employee stock transactions	3,486	—	17,379	—
Plus: Amortization of acquired intangibles from acquisitions	2,034	1,898	6,045	1,898
Plus: Impairment losses on long-lived assets	—	—	2,371	—
Non-GAAP operating income	$36,093	$11,472	$88,226	$51,504
GAAP operating margin	(32)%	1%	(36)%	9%
Non-GAAP operating margin	10%	5%	13%	11%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of net income (loss)
GAAP net income (loss)	$(112,152)	$28,227	$(254,553)	$73,109
Plus: Stock-based compensation expense	147,554	7,310	316,552	7,507
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	308	188	566	274
Plus: Employer payroll taxes on employee stock transactions(1)	3,486	—	17,379	—
Plus: Amortization of acquired intangibles from acquisitions	2,034	1,898	6,045	1,898
Plus: Impairment losses on long-lived assets	—	—	2,371	—
Plus: Equity investment (gains) losses, net	4,408	(22,072)	19,355	(13,744)
Plus: Remeasurement losses on digital assets, non-current	1,672	—	5,001	—
Less: Income tax effects of non-GAAP adjustments(2)	4,743	(4,232)	13,646	7,535
Non-GAAP net income	$42,567	$19,783	$99,070	$61,509
Less: Non-GAAP net income attributable to participating securities	—	(19,783)	—	(45,142)
Non-GAAP net income attributable to common stockholders	$42,567	$—	$99,070	$16,367
Plus: Reallocation of Non-GAAP net income to common stockholders considering potentially dilutive securities	—	—	—	644
Non-GAAP net income attributable to common stockholders considering potentially dilutive securities	$42,567	$—	$99,070	$17,011
Weighted-average shares outstanding used to compute Non-GAAP net income per share, basic	527,460	215,062	525,542	214,973
Weighted-average shares outstanding used to compute Non-GAAP net income per share, diluted	542,583	231,702	543,704	231,386
Non-GAAP net income per share, basic	$0.08	$—	$0.19	$0.08
Non-GAAP net income per share, diluted	$0.08	$—	$0.18	$0.07
__________________
(1)Employer payroll taxes on employee stock transactions for the three and six months ended June 30, 2026 were primarily related to employer taxes paid on Figma’s restricted stock unit releases.
(2)Income tax effects of non-GAAP adjustments are calculated based on a projected tax rate of 14.5% for the three and six months ended June 30, 2026, and 25% for the three and six months ended June 30, 2025. The projected tax rate decrease is primarily attributable to the release of a non-GAAP valuation allowance, resulting from an updated assessment of deferred tax asset realizability based on revised non-GAAP future taxable income projections at the end of 2025. Figma will periodically re-evaluate this tax rate, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities(1)	$60,893	$62,455	$158,201	$159,632
Less: Capital expenditures	(6,688)	(1,134)	(14,500)	(2,008)
Less: Capitalized internal use software development costs	(995)	(718)	(1,883)	(2,439)
Free Cash Flow	$53,210	$60,603	$141,818	$155,185
Net cash provided by (used in) investing activities	$(6,251)	$(74,826)	$(13,700)	$(33,575)
Net cash provided by (used in) financing activities	$(13,719)	$15,445	$(101,255)	$15,784
Operating Cash Flow Margin	16%	25%	22%	33%
Free Cash Flow Margin(2)	14%	24%	20%	33%
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(1)Net cash provided by operating activities for the six months ended June 30, 2026 includes the impact of a $56.1 million payment under Figma’s annual corporate bonus program, accrued during the year ended December 31, 2025, with no comparable payment in the prior year period.
(2)Free Cash Flow Margin is a non-GAAP financial measure that is calculated as Free Cash Flow divided by revenue.

Investor Contact:	Media Contact:
Kate DeLeo	Michael Amodeo
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com